Exhibit 99.1

Aeluma Appoints Former NVIDIA Finance Leader Mike Byron to Board of Directors

Addition of semiconductor finance and operations veteran poises Aeluma to scale its technology to meet AI and quantum computing demands

GOLETA, CA – February 24, 2025 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in high performance, scalable technologies for mobile, automotive, AI, defense and aerospace, communication and quantum computing, today announced the appointment of Mike Byron to its Board of Directors. Byron, an accomplished NVIDIA finance executive with over 30 years of experience, recently retired as Vice President of Finance Operations & Systems at NVIDIA, where he played a key role in the company’s growth from a rising GPU innovator to a global semiconductor leader.

“Mike’s extensive experience in semiconductor finance and operational strategy comes at a pivotal time for Aeluma as we strive to accelerate growth and scale our technology for broader adoption,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “His tenure at NVIDIA, where he helped navigate one of the most remarkable growth trajectories in the semiconductor industry, will be invaluable as we work to expand our footprint in AI, quantum computing, and defense applications.”

Byron brings deep expertise in financial operations, accounting, and scaling technology companies. He joined NVIDIA in 2002 and held various finance leadership positions over 22 years, most recently serving as Vice President of Finance Operations & Systems and before that as Vice President & Chief Accounting Officer from 2011 to 2019. Prior to NVIDIA, Byron held finance and accounting roles at public technology companies and spent eight years as an auditor at Deloitte. He holds a Bachelor’s degree in Business Economics from UC Santa Barbara and became a Certified Public Accountant in 1990. In addition to his corporate leadership, Byron serves as a Trustee of the UC Santa Barbara Foundation and advises the Dean’s Investment Group, reflecting his commitment to fostering financial and technological innovation.

“Aeluma is at the forefront of semiconductor innovation, integrating high-performance materials with scalable silicon manufacturing to address the unprecedented demands of AI and quantum computing,” said Byron. “As computing power requirements surge to enable next-generation AI models and quantum applications, Aeluma’s advanced semiconductor solutions are positioned to deliver the performance and scalability these technologies require. I look forward to working with Dr. Klamkin, the leadership team, and the Board to support Aeluma’s continued impact on high-performance computing and emerging applications.”

Aeluma continues to gain momentum as a key player in U.S.-based semiconductor innovation, strengthening its advanced manufacturing capabilities and expanding strategic partnerships with NASA, the Department of Defense, and the Department of Energy. By leveraging its proprietary platform, Aeluma is delivering high-performance semiconductor solutions engineered to support the next generation of AI, quantum computing, and advanced computing applications, where scalability and efficiency are more critical than ever.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com